UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 1, 2015, the Board of Directors of Chipotle Mexican Grill, Inc. approved amendments to the Chipotle Mexican Grill, Inc. Amended and Restated Bylaws to implement majority voting in director elections. Under the newly-adopted bylaw provisions, each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, except that in a contested election as defined in the bylaws, directors will be elected by plurality vote. For purposes of these provisions, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election.

If, in an election that is not a contested election, a director does not receive a majority of the votes cast, the newly-adopted bylaw provisions require that such director submit an irrevocable resignation to the Nominating and Corporate Governance Committee of the Board. The committee will make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board will act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

If the Board accepts a director’s resignation pursuant to the newly-adopted bylaw provisions, or if a nominee for director is not elected and the nominee is not an incumbent director, the Board may fill the resulting vacancy pursuant to Article III, Section 4 of the bylaws.

Prior to these amendments, director elections were conducted by plurality vote in all cases.

This summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this filing by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 3.1	Chipotle Mexican Grill Inc. Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

September 4, 2015	By:	/s/ Monty Moran
	Name:	Monty Moran
	Title:	Co-Chief Executive Officer and Secretary

Exhibit No.	Description

3.1	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws.